Exhibit 4.2

[FACE OF GLOBAL SECURITY]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUED UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED  EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF POWERWAVE TECHNOLOGIES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE  OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER (IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT), OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

POWERWAVE TECHNOLOGIES, INC.

2.75% Convertible Senior Subordinated Note due 2041

No.: _____	CUSIP: 739363 AJ8

ISIN NUMBER: US739363AJ86

Issue Date: __________	Principal Amount: $100,000,000

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount as set forth on Schedule I hereto, and accretions thereon pursuant to Section 2.15 of the Indenture described on the reverse hereof, on July 15, 2041, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

Interest Payment Dates:  July 15 and January 15, commencing January 15, 2012

Record Dates:  July 1 and January 1

Dated: __________	POWERWAVE TECHNOLOGIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Name:
Title:

Dated:

[REVERSE SIDE OF SECURITY]

POWERWAVE TECHNOLOGIES, INC.

2.75% Convertible Senior Subordinated Note due 2041

1.           Interest and Accretion.

This Security shall accrue interest a rate of 2.75% per annum.  The Company promises to pay interest on the Securities in cash semiannually on each July 15 and January 15, commencing January 15, 2012, to Holders of record on the immediately preceding July 1 and January 1, respectively.  Interest on the Securities will accrue on the outstanding Original Principal Amount from the most recent date to which interest has been paid until the Accreted Principal Amount is paid or duly made available for payment, or if no interest has been paid after the Issue Date, Interest will be deemed to accrue from July 26, 2011.  The Company will pay interest on any overdue Accreted Principal Amount at the interest rate borne by the Securities, compounded semiannually, and it shall pay interest on overdue installments of interest, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually.  Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Commencing on July 26, 2011, the principal amount of this Security shall accrete at a rate of 5.00% per annum and will compound semiannually in arrears on July 15 and January 15 of each year, commencing January 15, 2012, as set forth in Section 2.15 of the Indenture (such principal amount, including any accretion thereon, is referred to as the “Accreted Principal Amount”).

2.           Method of Payment.

The Company will pay interest on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on July 1 and January 1, as the case may be, whether or not this day is a business day, immediately preceding the related interest payment date. Except as otherwise provided pursuant to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Coupon Make-Whole Payment and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay interest, the Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Coupon Make-Whole Payment and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate outstanding Original Principal Amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the written election of such Holder.  The Company may mail an interest check to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.           Paying Agent, Conversion Agent and Registrar.

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.           Indenture.

The Company issued the Securities under an Indenture dated as of July 26, 2011 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those expressly incorporated by the terms of the Indenture from the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Initial Securities are senior subordinated unsecured obligations of the Company limited to up to $100,000,000 aggregate Original Principal Amount.  The Indenture does not limit other Indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

5.           Optional Redemption.

The Company may redeem all or any portion of the Securities at any time on or after July 15, 2015, at a redemption price, payable in cash, equal to the Accreted Principal Amount thereof plus accrued and unpaid interest on the outstanding Original Principal Amount thereof up to but not including the Redemption Date.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

6.           Repurchase by the Company at Option of Holder Upon Specified Dates.

At the option of the Holder and subject to the terms and conditions of the Indenture, on each of July 15, 2018, July 15, 2025 and July 15, 2032, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Securities at a price equal to the Accreted Principal Amount thereof plus accrued and unpaid interest (including Additional Interest and Special Interest, if any), on the outstanding Original Principal Amount thereof up to but not including the Repurchase Date. Holders have the right to withdraw any Repurchase Election by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

On or before 30 Business Days prior to each Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice to each Holder at its last address as the same appears on the Security Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Holder.

If money sufficient to pay the purchase price of all Securities (or portions thereof) to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the purchase price upon surrender of such Security.

7.           Repurchase by the Company at the Option of the Holder Upon Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price payable in cash, equal to the Accreted Principal Amount thereof plus accrued and unpaid interest (including Additional Interest and Special Interest, if any), on the outstanding Original Principal Amount thereof, up to but not including the Fundamental Change Purchase Date.  Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Fundamental Change Purchase Price of all Securities (or portions thereof) to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security.

8.           Conversion.

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on July 15, 2041; provided, however, that if the Security is called for redemption or subject to purchase on a Repurchase Date or upon a Fundamental Change, the Conversion Right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date, and on the Business Day immediately preceding the Repurchase Date or Fundamental Change Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or, subject to withdrawal rights set forth in the Indenture, purchase (unless the Company shall default in paying the Redemption Price, Repurchase Price or Fundamental Change Purchase Price, as the case may be, when due, in which case the Conversion Right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased).

The initial Conversion Rate is 320.3075 shares of Common Stock per $1,000 Original Principal Amount of the Securities, which is equal to an initial Conversion Price of approximately $3.122 per share, subject to adjustment under certain circumstances as described in the Indenture. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. Upon conversion, no adjustment for interest, if any, accreted principal or dividends will be made.  No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Last Reported Sale Price of the Common Stock on the Conversion Date.

Following a Make-Whole Fundamental Change that occurs at a time that the Security is not redeemable by the Company, a Holder who elects to convert its Security in connection with such Make-Whole Fundamental Change will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances.  Under certain circumstances, if the acquiring entity is a public company, the conversion obligations may be converted into conversion obligations of the acquiring entity to convert Securities into Public Acquirer Common Stock as set forth in the Indenture.  Except as set forth in Section 11.17 of the Indenture, to convert a Security, a Holder must (a) complete and sign the Conversion Notice set forth below (and make the certifications required by the terms of the Indenture) and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required, and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs.  If a Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date.  A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Repurchase Election or a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.07 or Section 3.08 of the Indenture may be converted only if such election or notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.            Issuer’s Conversion Option.

The Company may elect to convert the Securities in whole or in part at any time prior to the close of business on July 15, 2015 if the Daily VWAP of the Common Stock has exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, upon the terms and conditions set forth in Section 11.17 of the Indenture.

If any date on which the Securities will be converted at the option of the Company occurs on or prior to July 15, 2015, each Holder whose Securities are converted thereby will receive an additional payment in cash with respect to the Securities converted in an amount equal to the aggregate amount of interest payments that would have been payable on such Securities from the last day through which interest was paid on such Securities as of the Optional Conversion Date, or the Issue Date, if no interest has been paid, to (but excluding) July 15, 2015.

10.           Subordination.

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company.  Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11.           Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Election or a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.           Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.           Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.           Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Accreted Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Accreted Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities: (i) to comply with Article 5, Section 11.01 or Section 11.13 of the Indenture, (ii) to cure any ambiguity, omission, defect or inconsistency, (iii) to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 11.01 or Section 11.13 with respect to the Securities, (iv) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, (v) to make any change that does not adversely affect the rights of any Holder of the Securities, (vi) to make any change solely to conform the provisions of the Indenture to the description thereof set forth under the caption “Description of Notes” in the final offering memorandum dated July 20, 2011 relating to the offering and sale of the Securities, (vii) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA, (viii) to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture and (ix) to add guarantees or covenants for the benefit of the Securities.

15.           Defaults and Remedies.

Under the Indenture, Events of Default include, in summary form, (i) default for 30 days in payment of any interest on any Securities, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default in payment of the Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price or Coupon Make-Whole Payment, as the case may be, in respect of the Securities when the same becomes due and payable, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure to provide notice of the occurrence of a Fundamental Change as required by the Indenture, which continues for a period of 30 days; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (v) default by the Company in the payment of principal when due of indebtedness for money borrowed, by the Company or its Subsidiaries in the principal amount then outstanding in excess of $25,000,000, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 15 days after notice to the Company in accordance with the Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization involving the Company.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Accreted Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.           Trustee Dealings with the Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.           No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.           Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

19.           Senior Indebtedness for Purposes of Outstanding Subordinated Notes.

All obligations in respect of the Securities are “Senior Indebtedness” for purposes of (i) the Indenture dated as of November 10, 2004 between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Existing 1.875% Notes Indenture”), pursuant to which the Company’s 1.875% Convertible Subordinated Notes due 2024 were issued, and (ii) the Indenture dated as of September 24, 2007 between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Existing 3.875% Notes Indenture”, and together with the Existing 1.875% Notes Indenture, the “Existing Convertible Note Indentures”), pursuant to which the Company’s 3.875% Convertible Subordinated Notes due 2027 were issued.  Notwithstanding any provision in the Existing Convertible Note Indentures that provides for distributions and payments to holders of “Senior Indebtedness” (as defined in each of the Existing Convertible Note Indentures), any such payments or distributions made to the Trustee or Holders as a result of the obligations in respect of the Securities being “Senior Indebtedness” (as defined in each of the Existing Convertible Note Indentures) shall be subject to the subordination provisions of Article 10 of the Indenture, and shall be held in trust for the benefit of, and paid over and delivered to, holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) in accordance with Article 10 of the Indenture.

20.           Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (“tenants in common”), TEN ENT (“tenants by the entireties”), JT TEN (“joint tenants with right of survivorship and not as tenants in common”), CUST (“custodian”) and U/G/M/A (“Uniform Gift to Minors Act”).

21.           Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

Powerwave Technologies, Inc.
1801 E. St. Andrew Place
Santa Ana, California92705
Attn.: Chief Financial Officer

POWERWAVE TECHNOLOGIES, INC.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:  _________________                                                                Signed:________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of this Security occurring prior to the date which is the later of (i) one year after the last Issue Date of the Securities or such shorter period of time permitted by Rule 144 under the Securities Act, as amended (the “Securities Act”), or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or
(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act;
(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(4)	☐	pursuant to any other exemption from the registration requirements of the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as may reasonably be required in order to determine that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.05 and 2.12 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                Signed:

NOTICE:  To be executed by an executive officer.

FORM OF

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) The undersigned hereby elects to have this Security repurchased by the Company pursuant to Section 3.07 or Section 3.08 of the Indenture (mark the appropriate line below).

• Section 3.07                       ______

• Section 3.08                       ______

(2) The undersigned hereby directs the Trustee or the Company to pay it or _______ an amount in cash equal to 100% of the Accreted Principal Amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as applicable, as provided in the Indenture.

Dated:

________________________________________

________________________________________
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Accreted Principal Amount to be repurchased, based on the following Original Principal Amount  (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):  _____________

Remaining Original Principal Amount following such repurchase (not less than U.S. $1,000):_______________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

FORM OF

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below.  If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated: _________                                _____________________________
Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

____________________________________
(Name)

____________________________________

____________________________________
(Address)

____________________________________
Social Security or other Identification
Number, if any.

____________________________________
[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.           Principal amount to be converted: U.S. $___________

2.           Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $___________                                                      Denominations: U.S. $__________

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.)

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered Holder:

(Name)	Principal amount requested for conversion (if less than all): $__________,000

(Street Address)	CUSIP number of Securities to be converted: __________

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address